As filed with the Securities and Exchange Commission on November 3, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOYD GAMING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	88-0242733
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2950 Industrial Road

Las Vegas, Nevada 89109

(Address of Principal Executive Offices, Including Zip Code)

2002 Stock Incentive Plan

(Full Title of Plan)

Ellis Landau

Executive Vice President and Chief Financial Officer

Boyd Gaming Corporation

2950 Industrial Road

Las Vegas, Nevada 89109

(Name and Address of Agent For Service)

(702) 792-7200

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Robert M. Mattson, Jr., Esq.

Brandon C. Parris, Esq.

Morrison & Foerster LLP

19900 MacArthur Boulevard

Irvine, California 92612

(949) 251-7500

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount Of Registration Fee
Common Stock, $.01 par value per share	5,000,000 shares	(2)	$39.07	$195,350,000	$22,992.70

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.
(2)	This total represents the additional amount of shares authorized to be issued under the Registrant’s 2002 Stock Incentive Plan (which includes shares authorized to be issued under the Registrant’s 2002 Stock Incentive Plan pursuant to awards granted under the Registrant’s 2000 Executive Management Incentive Plan).
(3)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the New York Stock Exchange on October 28, 2005.

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed for the purpose of registering additional securities under the 2002 Stock Incentive Plan of Boyd Gaming Corporation (the “Registrant”), which are the same class as those previously registered on Form S-8 and filed with the Securities and Exchange Commission on June 20, 2002 (File No. 333-90840) and October 20, 2004 (File No. 333- 119850), relating to the 2002 Stock Incentive Plan of the Registrant, and the contents of those Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Commission on March 15, 2005, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the audited financial statements described in (a) above.

(c) The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A, declared effective by the Commission on October 15, 1993, including any amendment or report filed for the purposes of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

5.1	Opinion of McDonald Carano Wilson LLP.

23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (See Signature Page).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on November 3, 2005.

BOYD GAMING CORPORATION

By:	/s/ Ellis Landau
Ellis Landau
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ellis Landau and Jeffrey G. Santoro, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ William S. Boyd William S. Boyd	Chief Executive Officer, Chairman of the Board of Directors and Director (principal executive officer)	November 3, 2005

/s/ Ellis Landau Ellis Landau	Executive Vice President and Chief Financial Officer (principal financial officer)	November 3, 2005

/s/ Jeffrey G. Santoro Jeffrey G. Santoro	Vice President and Controller (principal accounting officer)	November 3, 2005

/s/ Robert L. Boughner Robert L. Boughner	Director	November 3, 2005

/s/ William R. Boyd William R. Boyd	Vice President and Director	November 3, 2005

/s/ Frederick J. Schwab Frederick J. Schwab	Director	November 3, 2005

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Vice Chairman of the Board, of Directors Senior Vice President and Director	November 3, 2005

/s/ Michael O. Maffie Michael O. Maffie	Director	November 3, 2005

/s/ Maj. Gen. Billy G. McCoy, Ret. USAF Maj. Gen. Billy G. McCoy, Ret. USAF	Director	November 3, 2005

/s/ Keith E. Smith Keith E. Smith	President, Chief Operating Officer and Director	November 3, 2005

/s/ Luther W. Mack, Jr. Luther W. Mack, Jr.	Director	November 3, 2005

/s/ Veronica J. Wilson Veronica J. Wilson	Director	November 3, 2005

/s/ Peter M. Thomas Peter M. Thomas	Director	November 3, 2005

/s/ Thomas V. Girardi Thomas V. Girardi	Director	October 27, 2005

/s/ Michael J. Gaughan Michael J. Gaughan	Director	November 3, 2005

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of McDonald Carano Wilson LLP.

23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (see Signature Page).